EXHIBIT 5.3




                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]





                                 March 16, 2004




Four Seasons Hotels Inc.
1165 Leslie Street
Toronto, Ontario
Canada  M3C 2K8

                           Re: Registration Statement on Form F-10 of Four Seasons Hotels Inc.
                                    --------------------------------------

Ladies and Gentlemen:

                  We have acted as special United States counsel to Four Seasons Hotels Inc. (the "Company") in connection with the above-referenced registration statement (as amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission for the registration of certain securities of the Company.

                  In connection with that registration, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                              Very truly yours,

                                              /s/ Wachtell, Lipton, Rosen & Katz